SCHEDULE 14A (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

Filed by the Registrant                         |X|
Filed by a Party other than the Registrant      |_|

Check the appropriate box:

      |_|   Preliminary Proxy Statement
      |_|   Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
      |X|   Definitive Proxy Statement
      |_|   Definitive Additional Materials
      |_|   Soliciting Material Under Rule 14a-12

                           DYADIC INTERNATIONAL, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                                  [LOGO] DYADIC

                           DYADIC INTERNATIONAL, INC.

                    140 Intracoastal Pointe Drive, Suite 404
                                Jupiter, FL 33477
                                 (561) 743-8333

Dear Stockholder:

      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Dyadic International Inc., a Delaware corporation, to be held at 10:00 a.m., Eastern time, on May 24, 2005, at The Club at Admiral's Cove located at 200 Admiral's Cove Boulevard, Jupiter, Florida 33477.

      The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the Annual Meeting, follow this letter. We have also included with these documents a copy of our Annual Report on Form 10-KSB for calendar year 2004 filed with the U.S. Securities and Exchange Commission. These proxy solicitation materials will first be mailed on or about May 4, 2005 to all stockholders entitled to vote at the Annual Meeting.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINATED DIRECTORS AND THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

      Your vote at the Annual Meeting is important to us. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Simply attending the Annual Meeting, however, will not revoke your proxy; you must vote at the Annual Meeting. If you do not attend the Annual Meeting, you may still revoke your proxy at any time prior to the Annual Meeting by providing a later dated proxy or by providing written notice of your revocation to the Secretary of our Company. Your prompt cooperation will be greatly appreciated.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued support and interest in Dyadic International, Inc. We look forward to seeing you at the Annual Meeting.

                                        Sincerely,


                                        /s/  Mark A. Emalfarb

                                        Mark A. Emalfarb
                                        Chairman, President and
                                        Chief Executive Officer

Jupiter, Florida
May 2, 2005

                                  [LOGO] DYADIC

                           DYADIC INTERNATIONAL, INC.
                    140 Intracoastal Pointe Drive, Suite 404
                                Jupiter, FL 33477
                                 (561) 743-8333

                  NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 24, 2005

TO THE STOCKHOLDERS OF DYADIC INTERNATIONAL, INC.:

      NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Dyadic International, Inc., a Delaware corporation, will be held on May 24, 2005, beginning at 10:00 a.m., Eastern time, at The Club at Admiral's Cove located at 200 Admiral's Cove Boulevard, Jupiter, Florida 33477, for the following purposes:

      1. To elect two Class I directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

      2. To consider a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of our Company for our fiscal year ending December 31, 2005; and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

      The foregoing matters are described in more detail in the enclosed Proxy Statement. Our Board of Directors has fixed the close of business on April 29, 2005 as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the Annual Meeting. Only those stockholders of record as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder of our Company, for any purpose germane to the Annual Meeting, at the Annual Meeting and during ordinary business hours at our executive offices for a period of ten days prior to the Annual Meeting.

      Stockholders are urged to review carefully the information contained in the Proxy Statement attached hereto prior to deciding how to vote their shares at the Annual Meeting. Your participation in the Annual Meeting, in person or by proxy, is important. We hope you will be able to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Simply attending the Annual Meeting, however, will not revoke your proxy; you must vote at the Annual Meeting. If you do not attend the Annual Meeting, you may still revoke your proxy at any time prior to the Annual Meeting by providing a later dated proxy or by providing written notice of your revocation to the Secretary of our Company. Your prompt cooperation will be greatly appreciated.

      All stockholders are cordially invited to attend the meeting in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS,


                                       /s/ Mark A. Emalfarb

                                       Mark A. Emalfarb,
                                       Chairman, President and
                                       Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE EITHER BY PROXY OR BY ATTENDING THE ANNUAL MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                           DYADIC INTERNATIONAL, INC.

                    140 Intracoastal Pointe Drive, Suite 404
                                Jupiter, FL 33477
                                 (561) 743-8333

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

      The accompanying proxy is being solicited by the Board of Directors of Dyadic International, Inc., a Delaware corporation (the "Company" or "Dyadic"), and contains information related to the Annual Meeting of Stockholders to be held on May 24, 2005, beginning at 10:00 a.m., Eastern time, or any adjournment or postponement thereof, for the purposes described in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Club at Admiral's Cove located at 200 Admiral's Cove Boulevard, Jupiter, Florida 33477. This Proxy Statement was filed with the United States Securities and Exchange Commission on May 2, 2005, and the approximate date on which the Proxy Statement and the accompanying form of proxy were first sent or given to stockholders was May 4, 2005.

      The Company will bear the cost of soliciting proxies. We may solicit stockholder proxies by mail, through our regular employees, and may request banks and brokers and other custodians, nominees and fiduciaries, to solicit their customers who have shares of Dyadic stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

                                ABOUT THE MEETING

WHY AM I RECEIVING THESE PROXY MATERIALS?

      The Board of Directors of the Company (the "Board of Directors" or "Board") is furnishing these proxy materials to you in connection with the Company's 2005 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will begin at 10:00 a.m., Eastern time, at The Club at Admiral's Cove located at 200 Admiral's Cove Boulevard, Jupiter, Florida 33477. You are invited to attend the Annual Meeting and are entitled to vote on the proposals outlined in this Proxy Statement.

WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

      The following proposals will be presented at the Annual Meeting by the Board of Directors:

                 PROPOSAL 1 - THE ELECTION OF DIRECTORS PROPOSAL

      To elect two Class I directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

                 PROPOSAL 2 - THE INDEPENDENT REGISTERED PUBLIC
                      ACCOUNTING FIRM RATIFICATION PROPOSAL

      To consider a proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of our Company for the fiscal year ending December 31, 2005.

      As to any other business which may properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote according to their best judgment. We do not know of any other matters to be presented at the Annual Meeting.

WHAT ARE THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS?

      The Board recommends that you vote "FOR" the election of each of the Class I directors and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the calendar year ending December 31, 2005.

WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

      The record date for the Annual Meeting is April 29, 2005. The record date is established by the Board as required by Delaware law. Holders of shares of the Company's common stock, par value $0.001 per share ("Common Stock"), which is the only class of capital stock of the Company now issued and outstanding, at the close of business on the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

WHAT SHARES CAN I VOTE?

      Each stockholder of the Company is entitled to one vote for each share of Common Stock owned as of the record date. At the record date, 22,241,105 shares of Common Stock were issued and outstanding.

HOW DO I VOTE MY SHARES?

      If you are a Stockholder of record, you can either attend the Annual Meeting and vote in person or give a proxy to be voted by mailing the enclosed proxy card.

HOW DO I FILE A PROXY?

      To vote by proxy you must sign and return the enclosed form of proxy, in which case your shares represented will be voted at the Annual Meeting in accordance with your specified instructions.

      If you do not specify how your shares of Common Stock are to be voted in your proxy, they will be voted "FOR" the election of the directors proposed by the Board of Directors unless the authority to vote for the election of a director is withheld.

      Further, if no contrary instructions are given, the proxy will be voted FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm.

WHO WILL TABULATE THE VOTES?

      All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

IS MY VOTE CONFIDENTIAL?

      Proxy instructions, ballots and voting tabulations that identify stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except
(i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation and/or certification of the vote, or (iii) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to the Company's management.

WHAT IS THE QUORUM REQUIREMENT?

      The presence, in person or by proxy, of the holders of a majority of the shares of the Company's Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. A quorum of the outstanding shares is required before any business can be conducted at the Annual Meeting. Under the General Corporation Law of the State of Delaware, an abstention and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares of Common Stock is present at the Annual Meeting.

WHAT ARE THE VOTING REQUIREMENTS?

      With respect to Proposal 1 - the election of Class I directors - a plurality of the votes duly cast is required for the election of directors. The nominees receiving the greatest number of votes will be elected.

      With respect to Proposal 2 - the ratification of the appointment of the Company's independent registered public accounting firm for 2005 - and any other matters (other than the election of directors) on which stockholders of the Company are entitled to vote, the affirmative vote of the holders of a majority of the stockholders' shares present in person or by proxies and entitled to vote is required.

      Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of shares of Common Stock present in person or represented by proxies and entitled to vote at the Annual Meeting and, therefore, do not have an effect on Proposals 1 and 2. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to the item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include, among others, the election of directors and ratification of an independent registered public accounting firm. Non-routine matters include, among others, amendments to stock option plans.

      For the purpose of determining whether the Company's stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and entitled to vote, so abstentions have the same effect as negative votes.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

      You may revoke or change your proxy at any time before the Annual Meeting by filing with our corporate Secretary at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, FL 33477, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. Simply attending the Annual Meeting, however, will not revoke your proxy; you must vote at the Annual Meeting.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

      The Company will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for costs incurred in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for soliciting. Except as described above, we do not presently intend to solicit proxies other than by mail.

HOW CAN I FIND OUT THE VOTING RESULTS?

      The Company will announce the preliminary results at the Annual Meeting and publish the final results in the Company's Quarterly Report on Form 10-QSB for the second quarter of calendar year 2005.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR'S ANNUAL MEETING?

      Under the Company's bylaws, for a stockholder proposal to be considered timely in order to be brought before the 2006 Annual Meeting, the proposing stockholder must deliver a notice in writing to the Secretary of the Company at its principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the 2005 Annual Meeting. If the date of the 2006 Annual Meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the 2005 Annual Meeting, to be given on time, a stockholder's notice must be received not earlier than the close of business 120 days prior to and not more than 90 days prior to the date of the 2006 Annual Meeting or the 10th day following the day on which a public announcement of the date of the 2006 Annual Meeting is first made. If the proposal is not timely submitted, the Company's proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2006 Annual Meeting the information required by
Section 3.02 of the Company's bylaws.

      The Company is not currently subject to the proxy solicitation rules of the Securities and Exchange Commission ("SEC"). Nevertheless, the Company is electing voluntarily to file this proxy statement with the SEC. Until the Company becomes subject to such proxy rules, the Company does not intend to include any stockholder proposals in the Company's proxy materials. If the Company becomes subject to the SEC's proxy rules prior to the 2006 Annual Meeting, stockholder proposals submitted pursuant to SEC Rule 14a-8, and intended to be presented at the Company's 2006 Annual Meeting must be received by the Company not later than November 3, 2005, in order to be eligible for inclusion in the Company's proxy materials. Any stockholder proposal received after that date will be considered untimely for purposes of Rule 14a-8. All proposals should be submitted to our Secretary at the address of our principal executive offices shown on the first page of this proxy statement. All proposals under SEC Rule 14a-8 must be in writing and otherwise in compliance with applicable SEC requirements.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                       PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

      The Board is divided into three classes as nearly equal in number as possible. The members of each class of directors serve staggered three-year terms. Currently, the Board is composed of the following five individuals:

         Class                Directors                    Term Expiration
         -----                ---------                    ---------------
         Class I              Richard J. Berman            2005 Annual Meeting
         Class I              Robert B. Shapiro            2005 Annual Meeting
         Class II             Stephen J. Warner            2006 Annual Meeting
         Class II             Harry Z. Rosengart           2006 Annual Meeting
         Class III            Mark A. Emalfarb             2007 Annual Meeting

      The Nominating Committee of the Board has recommended, and the Board has nominated, the two nominees named below for election as Class I directors of the Company, each to serve a three-year term until the 2008 Annual Meeting and until a qualified successor is elected and qualified or until the director's earlier death, resignation or removal. Each of the nominees has consented, if elected, to serve until his term expires. The Board has no reason to believe each of the nominees will not serve if elected, but if either one of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the person named as proxies will vote for the substitute nominee designated by the Board.

CLASS I NOMINEES FOR THREE YEAR TERMS THAT WILL EXPIRE IN 2008

RICHARD J. BERMAN        Mr. Berman became a member of the Board in
Age 62                   January 2005.
                         See the biographical information about Mr.
                         Berman presented below.

ROBERT B. SHAPIRO        Mr. Shapiro became a member of the Board in
Age 66                   March 2005.
                         See the biographical information about Mr.
                         Shapiro presented below.

Set forth below is certain information about the nominees.

      RICHARD J. BERMAN. Mr. Berman was appointed as a director of the Company on January 11, 2005, and acts as the Company's "Lead Director." In that capacity, he is responsible for meeting regularly with our Chairman of the Board and Chief Executive Officer to review monthly financials, agendae and minutes of committee meetings and pertinent Board issues, presiding, if requested by the Board, as chairman of any of the committees of the Board and presiding at any meetings of the independent and nonemployee directors. He currently serves as Chairman of National Investment Managers, Inc., a public financial services company, and one private company, a human resources services company that delivers its services over the internet. From 1998 to 2000, Mr. Berman served as Chairman and CEO of Internet Commerce Corporation. Over the course of his career, he has worked with several investment banking firms and has extensive experience in venture capital, management and mergers and acquisitions. He has also served as a director in the past for numerous companies. His last investment banking firm position was with Bankers Trust Company from 1975 to 1982, where he served as Senior Vice President and head of the Merger and Acquisition Department and Equity Investment Department. Since 1980, he has been a private investor in real estate developments, and currently owns seven commercial or office properties located in New York City. Currently, he is a director of five other public companies - International Microcomputer Software, Inc., Internet Commerce Corporation, MediaBay, Inc., NexMed, Inc. and GVI Security Solutions Inc. He is a past director of the Stern School of Business of New York University, from which he received B.S. and M.B.A. degrees. He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law.

      ROBERT B. SHAPIRO. During the past five years Mr. Shapiro has served as a member of the Board of Directors of the New York Stock Exchange (on which he still serves), Citigroup, Inc. and Rockwell International, as Chairman of Pharmacia Corporation's Board of Directors and, prior to its merger with Phamacia & Upjohn, as Chairman and Chief Executive Officer of Monsanto Company (1995 through 2001). Prior to becoming the Chairman and Chief Executive Officer of Monsanto, Mr. Shapiro served in various executive capacities with Monsanto from 1985, and with G.D. Searle & Company, a diversified electronics company, first as its general counsel (1972 through 1982), and then as President of its newly formed NutraSweet Group (1982 to 1985). Mr. Shapiro is a 1959 graduate of Harvard College and a 1962 graduate of Columbia University School of Law.

                  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
                TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE

      The Company's directors listed below will continue in office for the remainder of their terms or earlier, in accordance with the Company's bylaws. Information concerning the business experience of each such director is provided below

CLASS II DIRECTORS WHOSE TERM WILL EXPIRE IN 2006

      STEPHEN J. WARNER. Mr. Warner, age 65, has served as a director of the Company since October 2004, and as a member of the Board of Directors of the Company's wholly-owned subsidiary, Dyadic International (USA), Inc., a Florida corporation ("Dyadic-Florida"), since August 15, 2004. Mr. Warner currently is the managing member of Bioform LLC, a newly established Florida-based venture capital fund. Mr. Warner also serves as chairman of Maxim TEP, Inc. a private energy company based in Houston, TX, and is a director of UCT Coatings Inc., a private, metal finishing technology company in Stuart, Florida. Mr. Warner has over 25 years of venture capital experience. In 1981, Mr. Warner founded Merrill Lynch Venture Capital Inc., a wholly-owned subsidiary of Merrill Lynch & Co. Inc. in New York and served as its President and Chief Executive Officer from 1981 to 1990. Under his leadership, Merrill Lynch Venture Capital managed over $250 million and made over 50 venture capital investments. In 1999, Mr. Warner co-founded, and became Chairman and CEO, of Crossbow Ventures Inc., a private equity fund that invests in early and expansion stage technology companies primarily located in Florida and the Southeast, with over 20 venture capital investments in Florida. Mr. Warner earned a B.S. degree from the Massachusetts Institute of Technology and an MBA from the Wharton School of Business, University of Pennsylvania.

      HARRY Z. ROSENGART. Mr. Rosengart, age 55, was appointed to our Board on April 26, 2005. During the past five years, Mr. Rosengart has served (and currently serves) as the President and CEO of HK & Associates, an investment and consulting firm which provides advice to small and medium-sized life sciences companies. Mr. Rosengart is a founder of several privately held companies, including: LigoChem, Inc., a DNA\RNA and macromolecule bioseparations company founded in 1995, of which he is a former President and CEO and a current member of its board of directors; SunPharm Corporation, a polyamine based anti-cancer drug development-stage company founded in 1991, of which he is a former COO, CFO and member of its board of directors; and Syncom Pharmaceuticals, Inc, a contract sales force organization founded in 1991, of which he has had a variety of interim positions and served on its board of directors. Between 1981 and 1990, Mr. Rosengart spent almost 10 years as a banker and investment banker with the Chase Manhattan Bank, NA focused on the pharmaceutical and chemical industries. Prior to joining Chase Manhattan Bank, Mr. Rosengart spent over 10 years with several pharmaceutical and muntinational chemical companies in various managerial positions. Mr. Rosengart holds a B.S. in Chemical Engineering and an MBA from Rutgers University.

CLASS III DIRECTORS WHOSE TERM WILL EXPIRE IN 2007

      MARK A. EMALFARB. Mr. Emalfarb, age 50, has served as a director of the Company and its Chairman, President and Chief Executive Officer since October 2004 and as the President and member of the Board of Directors of Dyadic-Florida since its inception. Since founding Dyadic-Florida in 1979, Mr. Emalfarb has successfully led and managed the evolution of Dyadic-Florida -- from its origins as a pioneer and leader in providing ingredients used in stone-washing of blue jeans -- to the discovery, development, manufacturing and commercialization of specialty enzymes used in various industrial applications and the development of the C1 Expression System. Mr. Emalfarb is an inventor of over 25 U.S. and foreign biotechnology patents and patent applications resulting from discoveries related to Dyadic-Florida's proprietary C1 microorganism, and has been the architect behind its formation of several strategic R&D, manufacturing and marketing relationships with U.S. and international partners. Mr. Emalfarb earned a B.A. degree from the University of Iowa.

BOARD COMMITTEES AND MEETINGS

      Since the consummation of the reverse merger of the Company and Dyadic-Florida, completed in October 2004, the Board met only once in 2004. In January 2005, the Board established three committees: the Audit Committee, the Nominating Committee and the Compensation Committee. These committees were constituted to assist the Board in carrying out its duties. In particular, these committees will work on key issues in greater detail than would be practical at a full meeting of the Board. Each committee reviews the results of its meetings with the full Board. Each of the committees has a written charter which can be found on the Company's website at www.dyadic-group.com. Currently, Messrs. Warner and Berman are the sole members of each of the three committees. Mr. Berman, as Lead Director, serves as the Chairman of each committee.

The Audit Committee

      The Audit Committee's functions include: reviewing with our independent registered public accounting firm and management the Company's unaudited quarterly financial statements, the Company's audited annual financial statements and independent registered public accounting firm's opinion; reviewing and maintaining direct oversight of the plan, scope and results of the audit by the independent registered public accounting firm; reviewing and approving all professional services performed and related fees charged by the independent registered public accounting firm; being solely responsible for the retention or replacement of the registered independent public accounting firm; monitoring the adequacy of the Company's accounting and financial policies, internal controls, disclosure controls and procedures, reporting systems and filings with the SEC; and reviewing and updating our code of business ethics and monitoring compliance therewith. The Audit Committee was organized in January 2005. The Board has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement.

      The Board of Directors has determined that the Audit Committee's current member composition satisfies (i) the corporate governance rules of the American Stock Exchange ("AMEX") that govern audit committee composition for small business issuers listed on AMEX, including the requirement that all audit committee members be able to read and understand fundamental financial statements and be "independent directors" as that term is defined by Section 121 of the AMEX rules, and (ii) the independence standards under the SEC regulations relating to audit committee members. The Company has applied to list its common stock for trading with AMEX. Additionally, the SEC's rules require the Company to disclose whether it has at least one member of the Audit Committee that meets the SEC's definition of an "audit committee financial expert" based on past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Richard Berman and Stephen Warner have been determined by the Board of Directors to be "audit committee financial experts."

The Compensation Committee

      The Compensation Committee's functions include: reviewing and approving, on an annual basis, the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other senior executive officers of the Company; evaluating their performance in light of these goals and objectives; making recommendations with respect to and, together with the other independent members of the Board of Directors, determining and approving the compensation of the Chief Executive Officer of the Company based upon the foregoing evaluation of his performance; making recommendations to the Board of Directors with respect to the establishment or amendment of incentive-compensation plans and equity-based plans; and determining and approving the compensation of the other senior executive officers of the Company based upon the recommendations of, and in consultation with, the Chief Executive Officer. The Compensation Committee was organized in January 2005.

      The Board of Directors has determined that the Compensation Committee's current member composition satisfies the AMEX rule that governs compensation committee composition for companies listed on AMEX, including the requirement that all compensation committee members be "independent directors" as that term is defined by Section 121 of the AMEX rules.

The Nominating Committee

      The Nominating Committee's functions include: establishing criteria for the selection of new directors to serve on the Board of Directors; identifying individuals believed to be qualified as candidates to serve on the Board of Directors; recommending for selection by the Board of Directors the candidates for all directorships to be filled by the Board of Directors or by the stockholders at an annual or special meeting; reviewing the Board of Director's committee structure and recommending to the Board of Directors the directors to serve on the committees of the Board; recommending members of the Board of Directors to serve as the respective Chairs of the committees of the Board of Directors; developing and recommending to the Board of Directors, for its approval, an annual self-evaluation process of the Board of Directors and its committees and, based on those results, making recommendations to the Board of Directors regarding those Board processes; and performing any other activities consistent with the Committee's Charter, the Company's Bylaws and governing law as the Committee or the Board of Directors deems appropriate. The Nominating Committee was organized in January 2005.

      The Nominating Committee does not currently have any formal minimum qualification requirements that must be met by a nominee for a position on the Board of Directors. In the fulfillment of their responsibilities to identify and recommend to the Board of Directors individuals qualified to become Board members, the members of the Nominating Committee will take into account all factors they consider appropriate, which may include experience, accomplishments, education, understanding of the business and the industries in which the Company operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the members of the Nominating Committee will first consider current Board members because they meet the criteria listed above and possess knowledge of the Company, its history, strengths, weaknesses, goals and objectives.

      The Nominating Committee currently has no fixed process for identifying new nominees for election as a director, thereby retaining the flexibility to adapt its process to the circumstances. The Nominating Committee has the ability, if it deems it necessary or appropriate, to retain the services of an independent search firm to identify new director candidates. The Nominating Committee has determined that it will give consideration to any potential candidate proposed by a member of our Board or senior management. Any non-incumbent director so proposed will be personally interviewed by at least one member of the Nominating Committee and the Chief Executive Officer and their assessment of his or her qualifications will be provided to the full Nominating Committee. For this Annual Meeting, the Nominating Committee received no proposals for non-incumbent candidates, and considered only the incumbent directors, for nomination as directors.

      Our policy and procedures regarding securityholder recommended candidates for director are contained in the Charter of the Nominating Committee. The Nominating Committee may consider for inclusion in its nominations for new directors any candidates recommended by stockholders, but must consider any candidate for director recommended by (i) any stockholder beneficially owning more than 5% of the Company's outstanding common stock for at least one year as of the date the recommendation was made or (ii) a group of stockholders that beneficially owned, in the aggregate, more than 5% of the Company's outstanding common stock, with each of the shares used to calculate that ownership held for at least one year as of the date the recommendation was made. The Nominating Committee will consider the candidate based on the same criteria established for selection of director nominees generally. The Nominating Committee reserves the right to reject any candidate in its discretion, including, without limitation, rejection of a candidate who has a special interest agenda other than the best interests of the Company and its stockholders, generally. Any stockholder who wishes to recommend for the Nominating Committee's consideration a prospective nominee to serve on the Board of Directors should follow the following procedures;

      o Submit the following information about the candidate in written correspondence mailed to the Nominating Committee, c/o Dyadic International, Inc., 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477, Attention Chairperson of Nominating Committee, the name, mailing address, telephone number, email address, resume, business history, listing of other past and present directorships and director committees, any biotech industry experience and other relevant information;

      o Explain in the submission why the stockholder believes the candidate would be an appropriate member of our Board of Directors and the benefits and attributes that the candidate will provide to us in serving as a director;

      o Provide evidence of the requisite ownership of our securities along with the recommendation; and

      o Indicate whether we may identify the stockholder in any public disclosures that we make regarding the consideration of the director candidate.

For a candidate to be considered by the Nominating Committee for nomination at the 2006 Annual Meeting of Stockholders, the submission must be received by us no later than November 3, 2005.

      The Board of Directors has determined that the Nominating Committee's current member composition satisfies the AMEX rule that governs nominating committee composition for companies listed on AMEX, including the requirement that all nominating committee members be "independent directors" as that term is defined by Section 121 of the AMEX rules.

CONTACTING THE BOARD OF DIRECTORS

      Any stockholder who desires to contact our Board of Directors may do so by writing to the following address: Board of Directors, 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477. Communications received are distributed to an independent member of the Board of Directors or to the other members of the Board of Directors as appropriate depending on the facts and circumstances outlined in the communication received.

DIRECTOR INDEPENDENCE

      The Board of Directors has determined that, except for Mr. Emalfarb, each of our directors and nominees qualifies as an independent director under the rules of AMEX. Mr. Emalfarb is not considered independent because he holds the office of Chairman, President and Chief Executive Officer of the Company.

DIRECTOR COMPENSATION

      In January 2005, the Board adopted a director compensation policy. Directors who are also employees or officers do not receive any separate compensation as a director. Other directors who are not our officers or employees receive $2,000 per month cash retainer, and options to purchase shares of our common stock under the Dyadic International, Inc. 2001 Equity Compensation Plan (the "Equity Compensation Plan"). The chairman of the Audit Committee will receive an additional $800 per month cash retainer. Upon commencement of a qualified director's service, the director receives an option to purchase 30,000 shares of our common stock, except that the Lead Director receives options to purchase 50,000 shares. These options are vested 25% upon grant. The unvested portion of the options vest over a four-year period, at a rate of 25% per year, conditioned upon the director's continued service on the Board. The options generally expire five years from the date of grant and have an exercise price at least equal to the fair market value of our common stock on the date of grant as determined in accordance with the Equity Compensation Plan. At the end of each year, the qualified directors who served on the Board during that year will receive an additional option to purchase 25,000 shares of our common stock, or a pro rata portion based on the number of months that the director served on the Board during that year, subject to the same vesting provisions as described above. All qualified directors also are reimbursed for their reasonable travel costs related to attendance at Board meetings and meetings of Board committees.

      In accordance with the director compensation policy, in January 2005, we granted to Mr. Berman an option to purchase 50,000 shares of our Common Stock and to Mr. Warner an option to purchase 30,000 shares of our Common Stock. Both options are exercisable at $5.93 per share, are 25% vested and have a four-year vesting schedule as to 75% of the options. Each of the options expires on December 31, 2009. In March 2005, we granted to Mr. Shapiro an option to purchase 30,000 shares of our Common Stock, which is exercisable at $2.895 per share, is 25% vested on the date of grant, has a four-year vesting schedule as to the 75% balance of the option and expires March 29, 2010. In April 2005, we granted to Mr. Rosengart an option to purchase 30,000 shares of our Common Stock, which is exercisable at $2.695 per share, is 25% vested on the date of grant, has a four-year vesting schedule as to the 75% balance of the option and expires April 26, 2010.

VOTE REQUIRED

      Directors are elected by a plurality of the votes of the shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the election of directors.

DIRECTOR ATTENDANCE AT MEETINGS AND ANNUAL MEETING

      No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. We do not have a formal policy regarding attendance by members of the Board of Directors at our Annual Meeting, but strongly encourage directors to attend. We make every effort to schedule our Annual Meeting at a time and date to permit attendance by directors, taking into account the directors' schedules and the timing requirements of applicable law.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

      OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

                          PROPOSAL TWO: RATIFICATION OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PREVIOUS INDEPENDENT ACCOUNTANTS

      Rogoff & Co., P.C. was the Company's independent certifying accountant for the fiscal year ended December 31, 2002. On February 10, 2004, Rogoff & Co., P.C. declined to stand for reappointment. Subsequently, the Company engaged Sherb & Co., LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2003. The appointment of Sherb & Co., LLP was approved by our Board of Directors. The report of Rogoff & Co., P.C. on the Company's financial statements for the fiscal year ended December 31, 2002, contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the audit of the fiscal year ended December 31, 2002 and during the subsequent period preceding its declination, there were no disagreements between the Company and Rogoff & Co., P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to its satisfaction, would have caused Rogoff & Co., P.C. to make reference to the subject matter of the disagreement in connection with its reports. During the 2002 fiscal year, and through the date of its declination, the Company was not advised by Rogoff & Co., P.C. of any information that would be required to be reported under Item 304(a)(1)(vi)(B) of Regulation S-B.

      On December 22, 2004, Sherb & Co., LLP was dismissed as our independent registered public accounting firm effective as of that date. No work had been performed by them in connection with the audit of our financial statements for the fiscal year ended December 31, 2004. Prior to their dismissal, there were no disagreements between the Company and Sherb & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Sherb & Co., LLP, would have caused Sherb & Co., LLP to make reference to the subject matter of the disagreement in connection with its reports. Prior to the dismissal of Sherb & Co., LLP, it served as the Company's independent registered public accounting firm for the Company's fiscal year ended December 31, 2003. The report of Sherb & Co., LLP on the Company's financial statements for the 2003 fiscal year did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, but did include an explanatory paragraph relating to the Company's ability to continue as a "going concern." During the 2003 fiscal year and through the date of the dismissal of Sherb & Co., LLP, the Company was not advised by Sherb & Co., LLP of any information that would be required to be reported under Item 304(a)(1)(iv)(B) of Regulation S-B.

APPOINTMENT AND RATIFICATION OF ERNST & YOUNG LLP

      By reason of the reverse merger of the Company and Dyadic-Florida consummated in October 2004, the historical financial statements of Dyadic-Florida have become the historical financial statements of the Company. Ernst & Young LLP has been the independent registered public accounting firm of the Company's wholly-owned subsidiary Dyadic-Florida for more than two fiscal years. Prior to the establishment of the Audit Committee, the Board appointed the firm of Ernst & Young LLP as our independent registered public accounting firm on December 10, 2004 for the purpose of expressing an opinion on the financial statements of the Company dated December 31, 2004.

      The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2005. Our Board of Directors is asking you to ratify this appointment. Stockholder ratification of the appointment is not required by our bylaws, by any applicable law or by AMEX rules and will not obligate the Company to continue the services of such firm. However, the Board and the Audit Committee are submitting the appointment of Ernst & Young LLP to the Company's stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee must then determine whether to appoint another independent registered public accounting firm before the end of the current fiscal year.

      If the stockholders of the Company fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in the best interests of the Company and the stockholders.

      A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

FEES BILLED TO COMPANY BY ERNST & YOUNG LLP

      Audit Fees

      Fees billed by Ernst & Young LLP for the audit of the consolidated financial statements of the Company and its predecessor Dyadic-Florida for the years ended December 31, 2003 and 2004 and for the filing of the Company's Form SB-2 Registration Statement in 2004, totaled $153,675 for 2003 and $709,977 for 2004. There were no charges related to regulatory filings for 2003.

      Audit Related Fees

      No fees were billed by Ernst & Young LLP during 2003 or 2004 for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

      Tax Fees

      No fees were billed by Ernst & Young LLP during 2003 or 2004 for professional services rendered for tax compliance, tax advice or tax planning.

      All Other Fees

      Other fees are those associated with services not captured in any of the foregoing categories. During 2004, Ernst & Young LLP did not bill the Company for any other professional services with respect to any matters concerning the Company. During 2003, Ernst & Young LLP billed the Company $2,206 for other professional services.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting fees and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

      Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of four categories of services. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

      The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting

VOTE REQUIRED

      The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 requires the affirmative vote of the holders of a majority of the Company's shares present at the Annual Meeting in person or by proxies and entitled to vote.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

      OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

                                 STOCK OWNERSHIP

      The following table sets forth information regarding the number of shares of our common stock beneficially owned on April 20, 2005, by:

      o any person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known to us to own beneficially more than five percent of the outstanding shares of our common stock,

      o     each of our directors and director nominees,

      o each of our past or present executive officers named in the Summary Compensation Table, and

      o     all of our directors and executive officers as a group.

      Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address for each more than 5% stockholder is c/o Dyadic International, Inc., 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 22,241,105 shares outstanding as of April 20, 2005.

                                                          SHARES ISSUABLE PURSUANT TO
                                             NUMBER           OPTIONS, WARRANTS &         PERCENTAGE
                                           OF SHARES         CONVERTIBLE SECURITIES       OF SHARES
                                          BENEFICIALLY            EXERCISABLE            BENEFICIALLY
           BENEFICIAL OWNER                  OWNED              WITHIN 60 DAYS            OWNED (1)
           ----------------                  -----              ---------------           ---------
Mark A. Emalfarb (2)                       5,570,827               1,527,732                 29.9%

The Francisco Trust (3)                    4,422,041                 222,537                 20.7%
   c\o Robert S. Levin, Esq
   Levin & Ginsburg, Ltd.
   180 N. LaSalle, Suite 3200
   Chicago, Illinois 60601

Stephen Warner (4)                           300,000                 157,500                  2.0%
   400 N. Flagler Drive, Suite 1601
   West Palm Beach, Florida 33401

Robert Shapiro                                    --                   7,500                    *

Richard Berman                                    --                  12,500                    *

Ratnesh (Ray) Chandra                         28,716                  17,000                    *

Kent Sproat                                   53,716                  12,000                    *

Alexander (Sasha) Bondar                       3,716                  22,000                    *

All executive officers and directors       5,956,975               1,756,232                 32.1%
as a group (5)

----------
*     Denotes less than one percent (1.0%).

(1) The percentages of beneficial ownership as to each person, entity or group assume the exercise or conversion of all options, warrants and convertible securities held by such person, entity or group which are exercisable or convertible within 60 days, but not the exercise or conversion of options, warrants and convertible securities held by others shown in the table.

(2) Held of record by the Mark A. Emalfarb Trust U/A/D October 1, 1987, for which Mr. Emalfarb serves as sole trustee, and represents the rights to purchase 1,092,500 shares under Bridge Loan Warrants, and 251,298 shares pursuant to the terms of a convertible note originally in the principal amount of $750,766, but increased to $836,824 on October 29, 2004, to reflect accrued interest of $86,058 through that date, at $3.33 per share. Also includes 183,934 warrants to purchase shares at $5.50 per share related to the cancellation of a note payable to the Mark A. Emalfarb Trust through the sale of Investment Units in the October 2004 offering.

(3) Includes the right to purchase 222,537 shares pursuant to the terms of a convertible note originally in the principal amount of $664,838, but increased to $741,047 on October 29, 2004, to reflect accrued interest of $76,209 through that date, at $3.33 per share. The Francisco Trust has as its beneficiaries the spouse and descendants of Mark A. Emalfarb, and as its trustee an unrelated third party, Robert S. Levin, Esq.

(4) All securities held of record by Bioform, LLC, of which Mr. Warner is the managing member, except for warrants to purchase 7,500 shares at $5.93 per share that are held of record by Mr. Warner.

(5) Includes beneficial ownership of all persons listed other than the Francisco Trust.

                                   MANAGEMENT

      Our current executive officers and key employees, their ages and positions held and tenure are set forth in the table below.

         NAME                                 AGE    POSITION
         ----                                 ---    --------
         Mark A. Emalfarb                     50     Director, Chairman, President, Chief
                                                     Executive Officer, Secretary and Treasurer
         Wayne Moor                           53     Chief Financial Officer and Vice
                                                     President
         Kent M. Sproat (1)                   58     Executive Vice President, Enzyme
                                                     Business Systems
         Ratnesh (Ray) Chandra (2)            57     Senior Vice President, Marketing -
                                                     Biotechnology
         Alexander (Sasha) Bondar (3)         33     Vice President, Strategy & Corporate
                                                     Development
         Daniel Michalopoulos, Ph.D. (4)      52     Vice President, Pulp & Paper

         Richard Burlingame, Ph.D. (4)        52     Executive Director, Research &
                                                     Development

(1) Mr. Sproat served as Vice President, Manufacturing from 1997 through March 2005.

(2) Mr. Chandra served as Vice President, Marketing - BioSciences, from 2000 to March 2005.

(3) Mr. Bondar served as Executive Director, Business Development from 2003 through March 2005.

(4)   Dr. Burlingame and Dr. Michalopoulos are key employees.

      The following biographies describe the business experience of our executive officers and key employees. Information concerning the business experience of Mark A. Emalfarb is set forth above under "Proposal One: Election of Directors."

      Wayne Moor. Mr. Moor joined the Company in January 2005. During the past five years Mr. Moor has served as a Chief Financial Officer of several public companies, and has over 25 years experience in real estate and hotel operations, asset management, debt restructurings, recapitalizations and developing strategic turnaround plans. From October 2002 through December 2004, Mr. Moor served as the Senior Vice President, Treasurer and Chief Financial Officer of Boca Resorts, Inc, a hospitality company. From October 2001 to October 2002, Mr. Moor was Senior Vice President and Chief Financial Officer for ANC, the parent company of Alamo and National rental car companies. In November 2001, following the terrorist attacks of September 11, 2001, ANC and its U.S. operating subsidiaries voluntarily filed petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in Wilmington, Delaware. From September 2000 to October 2001, Mr. Moor was Senior Vice President and Chief Financial Officer for Gerald Stevens, Inc., a floral products marketer and retailer. In April 2001, Gerald Stevens, Inc. and certain operating subsidiaries voluntarily filed petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in Miami, Florida. From June 1997 to January 2000, Mr. Moor was Executive Vice President and Chief Financial Officer for US Diagnostic, Inc., an operator of outpatient medical diagnostic imaging and related facilities. Prior to that, Mr. Moor held the position of Chief Financial Officer or Executive Vice President for a number of privately and publicly held financial institutions and real estate operating companies. He began his career in public accounting.

      Kent M. Sproat. Mr. Sproat is the Company's Executive Vice President, Enzyme Business, responsible for all manufacturing, applications, sales, and marketing functions of the Company's enzymes business activities, and was formerly Vice President, Manufacturing. Mr. Sproat joined Dyadic-Florida in 1997 from Genencor International, where since 1996 he served as its Elkhart Site Manager. From 1990 to 1996, Mr. Sproat was Vice President, Manufacturing, of Solvay Enzymes, Inc. From 1989 to 1990, he was Director of International Manufacturing of the Enzyme Division of Miles, Inc. Between 1981 and 1990, he served as Plant Manager of Miles' Elkhart, Indiana and Clifton, New Jersey-based enzyme plants. Between 1973 and 1981, Mr. Sproat was a Production Superintendent at Miles' Citric Acid Division; Start Up Manager of Miles' citric acid facility in Brazil; and Production Supervisor and Project Engineer. Mr. Sproat is the recipient of a patent for his design in the purification process of amylases. Mr. Sproat is a chemical engineer with a B.S. degree from Purdue University.

      Ratnesh (Ray) Chandra. Mr. Chandra is the Company's Senior Vice President, Marketing - Biotechnology Systems, responsible for business development for the Company's biosciences business activities, and was formerly Vice President, Marketing - BioSciences. Mr. Chandra joined Dyadic-Florida from Genencor International in 2000. He had served at Genencor as the Director, New Business Development since 1993. From 1987 to 1993, he was with Merck & Co. holding the positions of Director, Business/Market Intelligence and Director, Business Systems in their Human Health Marketing Division. From 1976 to 1987, he was with Schering-Plough Corp. in the positions of Director Economic Analysis, Manager Capital Planning and Senior Operations Analyst. Mr. Chandra has an M.B.A. from New York University and an M.S. in engineering from Columbia University.

      Alexander (Sasha) Bondar. Mr. Bondar is the Company's Vice President, Strategy & Corporate Development, with primary responsibility for corporate development, organization planning, merger & acquisition opportunities, fund-raising activities and investor and public relations, and secondarily, when requested, for assisting in business development for the Company's biosciences and enzyme businesses, and was formerly Executive Director, Business Development. Mr. Bondar joined Dyadic-Florida in May 2003 from The Aurora Funds, a venture capital firm based in Research Triangle Park, North Carolina, where he was focused on investing in early stage life sciences companies. Prior to that, from 1996 to 2001, Mr. Bondar served in a variety of management roles at Incyte Genomics, now Incyte Corporation, in Palo Alto, California, and from 1999 to 2001 as Associate Director, Corporate Business Development. From 1997 to 1999, he served as Manager, Pharmacogenomics Business Development, and was a major contributor to the successful launch of Incyte's pharmacogenomics program. From 1996 to 1997, he served as Technical Advisor to the intellectual property group at Incyte, contributing to the creation of the largest portfolio of gene patents in the world. Mr. Bondar holds a B.S. degree in Biotechnology Management from Menlo College and an M.B.A. in Corporate Finance and Health Sector Management from Duke University's Fuqua School of Business.

      Daniel Michalopoulos, Ph.D. Dr. Michalopoulos joined the Company in February 2005 as its Vice President, Pulp & Paper and is focused on growing the Company's pulp and paper effort. Prior to the Company, he served as Senior Program Manager for Hercules' Pulp and Paper Division from 1998 to 2005 where he managed a staff of 40 people with an annual budget of $8 million. Prior to that, he served as Research Director at BetzDearborn Pulp and Paper Division and held other research and management positions at Betz PaperChem. Dr. Michalopoulos conducted his post-doctoral work at Rice University, received his Ph.D. in Chemistry from Colorado State University and his B.S. in Chemistry from Lowell Technological Institute.

      Richard P. Burlingame, Ph.D. Dr. Burlingame is the Company's Executive Director, Research & Development, responsible for management of the day-to-day research and development activities engaged in by the Company worldwide. Dr. Burlingame joined Dyadic-Florida in October 2001 and is focused on leading the Dyadic R&D team in its development of the C1 Expression System and C1 Host Technology. Prior to that, Dr. Burlingame was a research manager at BioTechnical Resources, Inc., or BTR, from 1989 to 2001, leading a number of programs in the areas of metabolic engineering, biocatalysis, gene expression, and strain and process development for the production of fungal enzymes. He was the primary liaison and chief scientific officer for BTR's collaborations with Dyadic. Between 1986 and 1989, Dr. Burlingame was a researcher at Bio-Technical International, Inc. where he was primarily involved with generating recombinant strains for the production of amino acids and development of genetic engineering tools. His postdoctoral work was at the University of Wisconsin-Madison in the area of bacteriophage genetics and molecular biology. Dr. Burlingame received his Ph.D. degree in biochemistry from the University of Minnesota, where he studied microbial biochemistry, physiology, and genetics and his B.S. degree, also in biochemistry, from the University of Illinois.

      Our officers are elected annually by our Board of Directors at a meeting held following each Annual Meeting of Stockholders, or as necessary and convenient in order to fill vacancies or newly created offices. Each officer serves at the discretion of our Board of Directors. Any officer elected or appointed by our Board of Directors may be removed by our Board of Directors whenever in its judgment our best interests will be served, but a removal is without prejudice to the contractual rights, if any, of the person so removed. See "Employment Agreements."

      We are not aware of any family relationship among any of our directors or officers.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

      The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended December 31, 2004, December 31, 2003, and December 31, 2002, respectively, by our Chief Executive Officer and each of our four other highest compensated executive officers (determined on the basis of their salary and bonus for the fiscal year ended December 31, 2004) whose total compensation exceeded $100,000 during 2004. The listed individuals are referred to in this Proxy Statement as the "Named Executive Officers."

                                                SUMMARY COMPENSATION TABLE
                                                                                    LONG TERM
                                         ANNUAL COMPENSATION (1)               COMPENSATION AWARDS
                                     -----------------------------------  ---------------------------
                                                                            RESTRICTED   SECURITIES
                                                                              STOCK      UNDERLYING
NAME AND POSITION                       YEAR      SALARY ($)    BONUS ($)     AWARDS      OPTIONS
-----------------                       ----      ----------    ---------   ---------    ---------
Mark A. Emalfarb(2)                     2004      300,000       75,000           --           --
     President, Chief Executive         2003      300,000       35,970           --           --
     Officer and Director               2002      300,000       32,700           --           --

Ratnesh (Ray) Chandra (3)               2004      149,856       30,000           --       60,000
     Senior Vice President,             2003      144,004       23,250        3,716       15,000
     Marketing - Biotech-               2002      140,333       13,900           --           --
     nology Systems

Kent M. Sproat (4)                      2004      145,206       30,000           --       80,000
     Executive Vice President,          2003      139,505       23,250        3,716       10,000
     Manufacturing                      2002      131,667       12,000           --           --

Alexander (Sasha) Bondar (5)            2004      138,105       25,000           --       45,000
     Vice President, Strategy &         2003       74,157       23,250        3,716       25,000
     Corporate Development              2002           --           --           --           --

Thomas Bailey (6)                       2004      126,880           --           --       10,000
     Vice President, Marketing          2003      115,670       25,700        4,054       20,000
     Enzymes                            2002      106,250        6,300           --           --

---------------------
(1) Annual compensation does not include the cost to the Company of benefits certain executive officers receive in addition to salary and cash bonuses. The aggregate amounts of such personal benefits, however, did not exceed the lesser of either $50,000 or 10% of the total annual compensation of such executive officer. The bonus amount reflected for each of the Named Executive Officers, other than Mr. Emalfarb, for each fiscal year was actually paid in the succeeding fiscal year.

(2) Bonuses listed for Mr. Emalfarb for 2002 and 2003 were accrued but not paid until January 2005. Mr. Emalfarb's bonus for 2004 has been accrued, and will be paid upon the first to occur of (i) the closing of either (x) the Company's next significant financing transaction or (y) a transaction in which the Company receives a significant influx of cash, as determined by the Compensation Committee in its reasonable discretion, or (ii) the date the percentage of the Company's outstanding shares held by the CEO falls below 50% of what that percentage is on the date hereof.

(3) Mr. Chandra has received the following awards under the Dyadic International, Inc. 2001 Equity Compensation Plan ("Equity Compensation Plan"): (a) in March 2005, options to purchase 50,000 shares of common stock at an exercise price of $3.025 for services rendered in 2004, which vest at the rate of 25% per year on each anniversary of the date of grant;
      (b) in July 2004, options to purchase 10,000 shares of common stock at an exercise price of $3.33 for services rendered in 2003 and 2004, which are 20% vested and vest as to the balance at the rate of 20% for each 12 month period of employment thereafter; (c) in July 2004, 3,716 shares of common stock, valued at $3.33 per share on the date of issuance, for a bonus accrued in 2003, which are fully vested; and (d) in July 2003, options to purchase 15,000 shares of common stock at an exercise price of $4.50 for services rendered in 2003 and 2002, which are fully vested.

(4)   Mr. Sproat has received the following awards under the Equity Compensation
      Plan: (a) in March 2005, options to purchase 70,000 shares of common stock at an exercise price of $3.025 for services rendered in 2004, which vest at the rate of 25% per year on each anniversary of the date of grant; (b) in July 2004, options to purchase 10,000 shares of common stock at an exercise price of $3.33 for services rendered in 2003 and 2004, which are 20% vested and vest as to the balance at the rate of 20% for each 12 month period of employment thereafter; (c) in July 2004, 3,716 shares of common stock, valued at $3.33 per share on the date of issuance, for a bonus accrued in 2003, which are fully vested; and (d) in July 2003, options to purchase 10,000 shares of common stock at an exercise price of $4.50 for services rendered in 2003 and 2002, which are fully vested.

(5)   Mr. Bondar has received the following awards under the Equity Compensation
      Plan: (a) in March 2005, options to purchase 35,000 shares of common stock at an exercise price of $3.025 for services rendered in 2004, which vest at the rate of 25% per year on each anniversary of the date of grant; (b) in July 2004, options to purchase 10,000 shares of common stock at an exercise price of $3.33 for services rendered in 2003 and 2004, which are 20% vested and vest as to the balance at the rate of 20% for each 12 month period of employment thereafter; (c) in July 2004, 3,716 shares of common stock for a bonus accrued in 2003, valued at $3.33 per share on the date of issuance, which are fully vested; (d) in July 2003, options to purchase 15,000 shares of common stock at an exercise price of $4.50 for services rendered in 2003, which are fully vested; and (e) in July 2003, options to purchase 10,000 shares of common stock at an exercise price of $4.50 for services rendered in 2003, which vest 20% per year beginning on December 31, 2003. Mr. Bondar's employment with the Company began in May 2003.

(6) Mr. Bailey resigned as an employee and officer effective January 14, 2005. Prior to his resignation, he had received the following awards under the Equity Compensation Plan: (a) in July 2004, options to purchase 10,000 shares of common stock at an exercise price of $3.33 for services rendered in 2003 and 2004, which are 20% vested and vest as to the balance at the rate of 20% for each 12 month period of employment thereafter; (b) in July 2004, 4,054 shares of common stock, valued at $3.33 per share on the date of issuance for a bonus accrued in 2003, which are fully vested; and (c) in July 2003, options to purchase 20,000 shares of common stock at an exercise price of $4.50 for services rendered in 2003 and 2002, which are fully vested.

STOCK OPTION GRANTS

      The following table provides information related to options Dyadic-Florida granted to the Named Executive Officers during 2004. These options were assumed by us incident to the merger.

                                OPTION GRANTS IN LAST FISCAL YEAR

                               NUMBER OF       PERCENT OF
                              SECURITIES      TOTAL OPTIONS
                               UNDERLYING        GRANTED         EXERCISE OR
                               OPTIONS        TO EMPLOYEES        BASE PRICE     EXPIRATION
NAME                           GRANTED (#)    IN FISCAL YEAR       ($/SH)          DATE
----                           -----------    --------------     -----------     ----------
Mark A. Emalfarb (1)                --             --                   --             --
Ratnesh (Ray) Chandra           10,000            2.9%            $   3.33       07/28/09
Kent M. Sproat                  10,000            2.9%                3.33       07/28/09
Alexander (Sasha) Bondar        10,000            2.9%                3.33       07/28/09
Thomas Bailey                   10,000            2.9%                3.33       07/28/09

----------
(1) Excludes Bridge Loan Warrants granted to Mr. Emalfarb. See "Certain Relationships and Related Transactions."

      The following table sets forth information concerning unexercised options held by the Named Executive Officers as of December 31, 2004. Except for the exercise in November 2004 by two of our executives of options granted to them in 2001 by one of our principal stockholders with respect to previously issued and outstanding shares, no options were exercised by the Named Executive Officers during 2004.

                             AGGREGATE OPTIONS AND OPTION VALUES AT DECEMBER 31, 2004

                             NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                  UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                  DECEMBER 31, 2004 (#)          DECEMBER 31, 2004 ($) (5)
                                  ---------------------          -------------------------
NAME                         EXERCISABLE    UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE
----                         -----------    -------------       -----------   -------------
Mark A. Emalfarb (6)                --             --                  --            --
Ratnesh (Ray) Chandra           17,000(1)       8,000(1)           39,740        26,960
Kent M. Sproat                  12,000(2)       8,000(2)           28,740        26,960
Alexander (Sasha) Bondar        22,000(3)      13,000(3)           50,740        37,960
Thomas Bailey                   37,000(4)       8,000(4)           83,740        26,960

----------
(1) 15,000 of the exercisable options have an exercise price of $4.50 per share and 2,000 have an exercise price of $3.33, and all of the unexercisable options have an exercise price of $3.33.

(2) 10,000 of the exercisable options have an exercise price of $4.50 per share and 2,000 have an exercise price of $3.33, and all of the unexercisable options have an exercise price of $3.33.

(3) 20,000 of the exercisable options have an exercise price of $4.50 per share and 2,000 have an exercise price of $3.33, and 5,000 of the unexercisable options have an exercise price of $4.50, and 8,000 have an exercise price of $3.33.

(4) 35,000 of the exercisable options have an exercise price of $4.50 per share and 2,000 have an exercise price of $3.33, and all of the unexercisable options have an exercise price of $3.33.

(5) Based on the closing bid price for our common stock of $6.70 per share as of December 31, 2004.

(6) Excludes Bridge Loan Warrants owned by Mr. Emalfarb. See "Certain Relationships and Related Transactions."

      Mr. Chandra was granted an option to purchase 25,000 shares of common stock in 2001 from one of our stockholders, the Francisco Trust, for services rendered to Dyadic-Florida in 2001 and 2000. The option was exercisable at a price of $4.50 per share. On November 3, 2004, Mr. Chandra exercised in its entirety this option to purchase shares from the Francisco Trust by executing and delivering to the Francisco Trust an exercise agreement under which he agreed to pay the entire exercise price, together with interest at a rate of 2.37% per annum, on the first to occur of October 31, 2005 or 60 days following the date of Mr. Chandra's termination of employment with us.

      Mr. Sproat was granted an option to purchase 50,000 shares of common stock in 2001 from one of our stockholders, the Francisco Trust, for services rendered to Dyadic-Florida in 2001 and 2000. The option was exercisable at a price of $2.00 per share. On November 3, 2004, Mr. Sproat exercised in its entirety this option to purchase shares from the Francisco Trust by executing and delivering to the Francisco Trust an exercise agreement under which he agreed to pay the entire exercise price, together with interest at a rate of 2.37% per annum, on the first to occur of October 31, 2005 or 60 days following the date of Mr. Sproat's termination of employment with us.

      In connection with his employment on January 31, 2005, Mr. Moor was granted an option to purchase 277,889 shares of common stock in accordance with the Equity Compensation Plan at an exercise price of $3.68 per share pursuant to the Company's then standard form employee stock option agreement. The option becomes exercisable, conditioned upon Mr. Moor's continued service as an employee of the Company, as to 25% of the shares on each of the next four anniversaries of the date of the commencement of his employment, and expires on January 31, 2010.

      In connection with his employment on February 28, 2005, Daniel Michalopoulos, Ph.D. was granted an option to purchase 25,000 shares of common stock in accordance with the Equity Compensation Plan at an exercise price of $3.80 per share pursuant to the Company's then standard form employee stock option agreement. The option becomes exercisable, conditioned upon Dr. Michalopoulos' continued service as an employee of the Company, as to 25% of the shares on each of the next four anniversaries of the date of the commencement of his employment, and expires on February 28, 2010.

      In connection with the entry into their employment agreements with the Company on March 30, 2005, Kent M. Sproat, Ratnesh (Ray) Chandra, Alexander (Sasha) Bondar, and Richard Burlingame, Ph.D. were granted options under the Equity Compensation Plan to purchase 70,000, 50,000, 35,000 and 40,000 shares of common stock, respectively, at an exercise price of $3.025 per share pursuant to the Company's then standard form employee stock option agreement. Each option becomes exercisable, conditioned upon that executive's continued service as an employee of the Company, as to 25% of the shares on each of the next four anniversaries of the date of his employment agreement, and expires on March 30, 2010.

                            EQUITY COMPENSATION PLANS

         The following table provides information as of December 31, 2004, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

                                          NUMBER OF
                                       SECURITIES TO BE                                       NUMBER OF SECURITIES
                                         ISSUED UPON               WEIGHTED AVERAGE            REMAINING AVAILABLE
                                         EXERCISE OF               EXERCISE PRICE OF           FOR FUTURE ISSUANCE
                                         OUTSTANDING                  OUTSTANDING                 UNDER EQUITY
        PLAN CATEGORY                      OPTIONS                      OPTIONS                COMPENSATION PLANS
------------------------------     -------------------------    ------------------------    --------------------------
Equity Compensation                        750,000                       $4.08                    4,383,823 (2)
  Plans Approved by
   Stockholders (1)

Equity Compensation
  Plans Not Approved                         N/A                          N/A                          N/A
  by Stockholders
                                   -------------------------    ------------------------    --------------------------
Total                                      750,000                       $4.08                    4,383,823 (2)


----------

(1) Consists of Dyadic International, Inc. 2001 Equity Compensation Plan, which we assumed in connection with the merger consummated on October 29, 2004.

(2) Excludes 18,624 shares that were awarded to Dyadic-Florida employees under the Dyadic International, Inc. 2001 Equity Compensation Plan in 2004.

DYADIC INTERNATIONAL, INC. 2001 EQUITY COMPENSATION PLAN

      Incident to the consummation of the merger, we assumed the Dyadic International, Inc. 2001 Equity Compensation Plan adopted by Dyadic-Florida in 2001. The Equity Compensation Plan provides for the grant of options intended to qualify as incentive stock options or nonstatutory stock options that are not intended to so qualify, and awards of shares and stock appreciation rights. Options or awards may be granted to our employees, officers, directors, consultants and advisors and those of our subsidiaries. In addition to 1,350,389 shares of common stock we had reserved for issuance for outstanding options granted under the Equity Compensation Plan, as of April 20, 2005, we had an additional 3,783,434 shares reserved for future options and awards under the Equity Compensation Plan, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. The Equity Compensation Plan is administrated by a plan administrator, presently the Compensation Committee of our Board of Directors, which:

      o     selects the eligible persons to whom awards and options are granted;

      o determines the number of shares subject to each award or option, the exercise price or purchase price for options, vesting or exercisability schedules, and such other terms and conditions as the administrator deems necessary or appropriate;

      o     interprets the provisions of the Equity Compensation Plan; and

      o     may, subject to certain limitations, amend the Equity Compensation
            Plan.

Each award or option granted under the Equity Compensation Plan is required to be evidenced by a written agreement between us and the recipient of the award or option.

      The exercise period, vesting schedule and the exercise price for all options granted under the Equity Compensation Plan is determined by the plan administrator. The exercise price for incentive stock options may not be less than the fair market value of our common stock on the date the option is granted, except for incentive stock options granted to 10% stockholders, which must have an exercise price of not less than 110% of the fair market value of our common stock on the date the option is granted. The exercise price for all nonstatutory stock options must be equal to or greater than the fair market value of our common stock. Incentive stock options have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. Options are not transferable other than by will and the laws of descent and distribution. Options generally expire not later than 90 days following a termination of employment, 12 months following the optionee's disability, or not later than 12 months following the optionee's death. If any option expires, terminates or is canceled for any reason, or if shares of stock issued subject to a right of repurchase are repurchased by us, the shares allocable to the unexercised option or the repurchased shares will become available for additional option grants under the Equity Compensation Plan. The Equity Compensation Plan also confers discretion upon the plan administrator to accelerate the vesting schedules applicable to all awards and options upon the occurrence of a change of control. The term "change in control" is defined under the Equity Compensation Plan to mean:

      o a sale of all or substantially all of our assets, or our liquidation or dissolution, or a merger or consolidation in which our stockholders immediately prior to the transaction own less than a majority of the voting securities of the surviving corporation;

      o the commencement of a tender offer for 30% or more of the voting power of our outstanding shares of common stock;

      o any person coming to own more than 50% of the voting power of our outstanding shares of common stock; or

      o a change in the composition of our Board of Directors, in which less than two-thirds of its members have been members for two consecutive years.

EMPLOYMENT AGREEMENTS

      We have employment agreements with each of our Named Executive Officers. In April 2001, Dyadic-Florida and Mark A. Emalfarb, our Chief Executive Officer and the founder of Dyadic-Florida, entered into an Employment Agreement pursuant to which he has been employed by Dyadic-Florida as its President and Chief Executive Officer which we assumed incident to the consummation of the merger with Dyadic-Florida. The initial term was for three years with automatic two-year renewals unless either party furnishes the other a notice of non-renewal not less than 60 days prior to the expiration of the then term. Because no notice of termination has been furnished by either party, the current expiration of the employment agreement is April 2006. Mr. Emalfarb's base annual compensation was initially fixed at $300,000. He is eligible to earn a bonus annually based upon goals and objectives mutually agreed upon by him and our Board of Directors. Mr. Emalfarb has received no salary increases since the employment agreement was executed. The employment agreement is terminable only on account of Mr. Emalfarb's death or disability, by us only "for Cause," and by Mr. Emalfarb only "for Good Reason." The phrase "for Cause" is defined to include failure to substantially perform assigned duties for a period of 20 days following a written demand for his substantial performance that identifies the manner in which he has failed to substantially perform, a material breach of the employment agreement, a material breach of his proprietary rights agreement with us, his illegal or gross misconduct which is willful and causes damages to us, the conviction of a felony or plea of no contest, substance abuse or violation of our policies against racial or sexual discrimination. The phrase "for Good Reason" is defined to mean the assignment of duties to Mr. Emalfarb inconsistent with his position, our failure to honor our compensation commitments to Mr. Emalfarb fixed by his employment agreement, our failure to cause Mr. Emalfarb to be elected to our Board of Directors and our demotion of Mr. Emalfarb. If Mr. Emalfarb's employment is terminated by us other than "for Cause" or by Mr. Emalfarb "for Good Reason," he is entitled to receive a one year severance benefit plus an amount equal to a portion of his annual bonus for the preceding year, prorated for the portion of the current year worked. For its benefit, Dyadic-Florida also maintains a term life insurance policy insuring Mr. Emalfarb's life in the face amount of $5,000,000.

      On January 31, 2005, we hired Mr. Wayne Moor to become the Company's Chief Financial Officer and a Vice President pursuant to the terms of an employment agreement of that date. The initial term of Mr. Moor's employment expires December 31, 2007, with automatic one-year renewals unless either party furnishes the other a notice of non-renewal not less than 90 days prior to the expiration of the then term. Mr. Moor's annual base compensation is $225,000, and he is eligible to earn a bonus each year of up to 40% of his annual base compensation based upon a bonus plan to be adopted and maintained by the Compensation Committee for such year.

      On February 28, 2005, we hired Dr. Michalopoulos to become the Company's Vice President, Pulp & Paper pursuant to the terms of an employment agreement of that date. The initial term of Dr. Michalopoulos' employment expires December 31, 2007, with automatic one-year renewals unless either party furnishes the other a notice of non-renewal not less than 90 days prior to the expiration of the then term. Dr. Michalopoulos' annual base compensation is $140,000, and he is eligible to earn a bonus each year of up to 40% of his annual base compensation based upon a bonus plan to be adopted and maintained by the Compensation Committee for such year.

      On March 30, 2005, we entered into employment agreements with three of our executives, Kent M. Sproat, Ratnesh (Ray) Chandra and Alexander (Sasha) Bondar, and a key employee, Richard Burlingame, Ph.D. In the case of Mr. Chandra, his employment agreement replaced a previously existing employment agreement dated May 1, 2000. The initial term of employment under all four employment agreements expires December 31, 2007, with automatic one-year renewals unless either party furnishes the other a notice of non-renewal not less than 90 days prior to the expiration of the then term. The annual base compensation of Mr. Sproat, Mr. Chandra, Dr. Burlingame and Mr. Bondar is $190,000, $170,250, $148,500 and $143,000, respectively, and each of them is eligible to earn a bonus each year of up to 40% of his annual base compensation based upon a bonus plan to be adopted and maintained by the Compensation Committee for such year.

      Each of the employment agreements for the executives and key employees, other than Mr. Emalfarb, is terminable on account of the executive's death or disability, or by the Company without cause or "for Cause." The phrase "for Cause" is defined to include a material breach of the employment agreement, acts of disloyalty to the Company (including but not limited to acts of dishonesty or diversion of corporate opportunities), the unauthorized disclosure of the Company's confidential information, or acts determined in good faith by the Compensation Committee to be detrimental to the Company's interests, provided that the executive must be afforded an opportunity to have a face-to-face meeting with the Compensation Committee before any determination is made by it that he was guilty of "for Cause" conduct. If the executive's or key employee's employment is terminated by the Company other than "for Cause," upon the condition that he furnish the Company with a full general release, he is entitled to receive a severance benefit of his then monthly base compensation for the lesser of six months or until he has obtained other full or part-time employment as an employee or consultant. Under each employment agreement, the Company is also obligated to indemnify the subject executive to the fullest extent permitted by applicable law. Further, the Company agrees to advance expenses he may spend as a result of any proceeding against him as to which he could be indemnified.

      Mr. Sproat's and Mr. Chandra's employment agreements also include provisions that might entitle them to extended severance benefits following the occurrence of a "Change of Control" of the Company, in the case of Mr. Chandra, and following the occurrence of a "Change of Control" of either the Company or Dyadic-Florida, in the case of Mr. Sproat, as those terms are defined in their respective agreements. Under both agreements, upon a termination of the executive's employment by the Company or its successor-in-interest other than "for Cause," or a termination of his employment by the executive which is a "Constructive Termination of Employment Without Cause" within 12 months following the occurrence of a Change of Control, he will become entitled to a severance benefit of his then monthly base compensation for the lesser of 18 months, or until he has obtained other full or part-time employment as an employee or consultant. The phrase "Change of Control" means: (i) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company; (ii) a merger or consolidation of the Company in which less than a majority of the outstanding voting securities of the surviving corporation are not owned by stockholders of the Company immediately prior to such merger or consolidation; (iii) a "person" or "group" (as those terms are defined in Section 13(d) and 14(d) of the Exchange Act of 1934, as amended) not beneficial owners of voting securities of the Company on March 30, 2005 become the beneficial owners, directly or indirectly, of more than 50% of the outstanding voting securities of the Company other than as a result of the purchase of such voting securities from the Company in a transaction or series of transactions approved by the affirmative vote of a majority of the directors who were members of the Board one month prior to the date of such transaction; (iv) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company's Enzyme Business (in the case of Mr. Sproat) or the BioSciences Business (in the case of Mr. Chandra) in a transaction in which, following such transaction, the transferee is not an affiliate of the Company; or (v) a consolidation or merger of any subsidiary or affiliate of the Company that owns substantially all of the assets used in the conduct of the Company's Enzyme Business (in the case of Mr. Sproat) or the BioSciences Business (in the case of Mr. Chandra) with another party, the survivor of which is not an affiliate of the Company. The phrase "Constructive Termination of Employment Without Cause" in both agreements is defined to mean a termination of employment at the election of the executive made within 12 months following a Change of Control and within 60 days following the occurrence of any of the following events: (i) a material demotion in his office, duties or responsibilities; (ii) a reduction in his annual base compensation or potential annual bonus; (iii) the imposition of a requirement that he relocate his principal residence outside a 50 mile radius of the Company's current principal place of business; or (iv) the failure of the Company or its successor-in-interest to comply with the terms of his employment agreement.

      Incident to the consummation of the merger with Dyadic-Florida, we assumed the rights and obligations of Dyadic-Florida under confidential information, inventions assignment and non-compete agreements between Dyadic-Florida and each of Mr. Emalfarb, Mr. Chandra, Mr. Sproat, Dr. Burlingame, Mr. Bondar and another individual who was our Vice President, Marketing-Enzymes at the date of the merger. Under the terms of these agreements, each executive confers upon us customary proprietary rights in respect of our confidential information and intellectual work product contributed to by them, as well as his covenant not to compete with our business while employed by us and for three years after the termination of his employment. These agreements with Mr. Chandra, Mr. Sproat, Dr. Burlingame and Mr. Bondar were superceded by their new employment agreements, except to the extent therein expressly provided.

                             AUDIT COMMITTEE REPORT

      The information contained in this section shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

      The following is the report of the Audit Committee with respect to our Company's audited financial statements for the fiscal year ended December 31, 2004, included in our Company's Annual Report on Form 10-KSB for that year.

      The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

      The Audit Committee has discussed with the Company's independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

      The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP, from the Company.

      Based on the review and discussions referred to above in this report, the audit committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB, for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                                       Submitted by the Audit Committee
                                       of the Board of Directors

                                       Richard J. Berman
                                       Stephen J. Warner

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Our President and Chief Executive Officer, Mark A. Emalfarb, is the trustee and beneficiary of the Mark A. Emalfarb Trust, which is our largest stockholder. The Mark A. Emalfarb Trust and our second largest stockholder, The Francisco Trust, whose sole beneficiaries are the spouse and descendants of Mr. Emalfarb, have made loans to Dyadic-Florida, which we assumed in connection with the Company's merger with Dyadic-Florida (the "Merger"). The trustee for The Francisco Trust is not related to or affiliated with Mr. Emalfarb or the Mark A. Emalfarb Trust. The aggregate amount of our indebtedness to the Mark A. Emalfarb Trust and The Francisco Trust is approximately $4.0 million, as of December 31, 2004, which is owed to them pursuant to the terms of three separate debt instruments:

      o $836,824 pursuant to a subordinated promissory note made payable to the Mark A. Emalfarb Trust dated May 30, 2001, bearing interest at the rate of 6% per annum and originally convertible into shares of Dyadic common stock, which we refer to as the Emalfarb Convertible Note;

      o $741,048 pursuant to a subordinated promissory note made payable to the Francisco Trust dated May 30, 2001, bearing interest at the rate of 6% per annum and originally convertible into shares, which we refer to as the Francisco Convertible Note; and

      o $2,424,941 pursuant to a revolving note made payable to the Mark A. Emalfarb Trust dated May 29, 2003 and bearing interest at the rate of 8% per annum, which we refer to as the Bridge Loan Note. In connection with the Bridge Loan Note, warrants, which we refer to as the Bridge Loan Warrants, were issued to purchase 1,500,000 shares of Dyadic-Florida common stock for the lesser of $4.50 or the conversion price of the Series A convertible preferred stock of Dyadic-Florida then outstanding, which we refer to as the Bridge Loan Warrants.

      In August 2004, the Mark A. Emalfarb Trust and Dyadic-Florida entered into an agreement to facilitate the consummation of the merger. In accordance with this agreement, subject to consummation of the merger:

      o The Mark A. Emalfarb Trust agreed to exchange indebtedness of Dyadic-Florida to the trust in the amount of $1,225,000 for 367,868 shares of our common stock and warrants to purchase 183,934 shares of our common stock;

      o Each of the Emalfarb Convertible Note, the Francisco Convertible Note and the Bridge Loan Note were amended to extend their due date from January 1, 2005 to January 1, 2007 and to permit their prepayment in whole or part by Dyadic-Florida without premium or penalty;

      o The conversion prices under the Emalfarb Convertible Note and Francisco Convertible Note were amended to fix the conversion price at $3.33 per share in lieu of the then current fair market value of shares of Dyadic-Florida common stock; and

      o The Bridge Loan Warrants were amended to fix their exercise price at $3.33 per share.

The amendments to the convertible notes and the Bridge Loan Warrants caused us to recognize for accounting purposes additional borrowing costs of approximately $350,000, which will be amortized over the period from October 30, 2004 through January 1, 2007, and to recognize for accounting purposes a beneficial conversion feature of $554,000 which will be amortized over the same period. All accrued and unpaid interest due under the Emalfarb Convertible Note, the Francisco Convertible Note and the Bridge Loan Note on the date of the completion of the merger were added to the principal amount due under those notes. Interest under the notes accruing after October 29, 2004, is payable on a quarterly basis until the principal sum is paid in full.

      Mark A. Emalfarb, Stephen J. Warner, Richard J. Berman, Robert B. Shapiro, and Harry Z. Rosengart our five board members, are each parties to indemnification agreements pursuant to which we agreed to indemnify them against any liability arising out of their performance of their duties to us in their capacities as directors. The agreements with Messrs. Emalfarb and Warner were entered into by Dyadic-Florida on August 19, 2004 and assumed by us incident to the merger. Incident to the consummation of the merger, they were amended to substitute applicable Delaware law for any references contained in those agreements to Florida law. The agreements with Mr. Berman, Mr. Shapiro and Mr. Rosengart were entered into directly with us in 2005 when they became directors. All of these indemnification agreements indemnify our directors in addition to the indemnification provided by our restated certificate of incorporation and amended and restated bylaws. Among other things, these agreements indemnify our directors for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or in the right of Dyadic arising out of such person's services to us or to any of our subsidiaries or any other company or enterprise to which such person provides services at our request. Further, we agree to advance expenses they spend as a result of any proceeding against them as to which they could be indemnified. At present, there is no pending litigation or proceeding involving any of our directors where indemnification will be required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

                                  OTHER MATTERS

CODE OF BUSINESS CONDUCT AND ETHICS

      The Company has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Business Conduct and Ethics may be found on the Company's website at www.dyadic-group.com.

      The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics that apply to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions on its website at www.dyadic-group.com.

ANNUAL REPORT

      A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 accompanies this Proxy Statement sent to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material. The Company will furnish copies of any exhibit to the Form 10-KSB upon request of a stockholder to the Secretary of the Company at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, FL 33477, and upon reimbursement of the Company's reasonable expenses in furnishing the exhibit.

OTHER PROPOSALS

      We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to other matters is granted by the execution of the enclosed proxy, unless you specifically withhold that power.

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR ANNEXED HERETO TO VOTE ON THE MATTERS SET FORTH ABOVE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 2, 2005. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors

/s/ Mark A. Emalfarb

Mark A. Emalfarb Chairman, President and Chief Executive Officer
Jupiter, Florida

                                                                      APPENDIX A

                           DYADIC INTERNATIONAL, INC.

                             AUDIT COMMITTEE CHARTER

I.    PURPOSE

The role of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

II.   COMPOSITION

      A.    Independence

      The Audit Committee shall consist of two or more members of the Board of Directors (the "Board"), each of whom is determined by the Board to be "independent" under Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule 10A-3(b)(1) promulgated thereunder (subject to the exemptions provided in Rule 10A-3(c)), the rules of the Nasdaq Stock Market or any other national securities exchange on which the Company's common stock is then listed (the "Exchange") and the rules and regulations of the SEC. No person who participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the prior three years is qualified to serve as a member of the Audit Committee.

      B.    Financial Expertise

      All members of the Audit Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. At least one member of the Audit Committee must (i) have past employment experience in finance or accounting, the requisite professional certification in accounting or any other comparable experience or background that has resulted in such member's attainment of financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities and (ii) be an "audit committee financial expert," as such term is defined by the SEC.

      C.    Simultaneous Service

      If an Audit Committee member serves on the audit committee of more than three public companies, the Board shall determine whether such simultaneous service will impair the director's ability to effectively serve on the Audit Committee and make such disclosures with respect to such determination, if any, as required by the regulations of the Exchange.

III.  APPOINTMENT AND REMOVAL

The members of the Audit Committee shall be appointed by the Board and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board.

IV.   CHAIRPERSON

Unless a Chairperson is elected by the full Board, the members of the Audit Committee shall designate a Chairperson by the majority vote of the full Audit Committee membership. The Chairperson will chair all regular sessions of the Audit Committee and set the agenda for Audit Committee meetings.

V.    DELEGATION TO SUBCOMMITTEES

In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Audit Committee.

VI.   MEETINGS

The Audit Committee shall meet as often as it determines but no less than once per quarter, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Secretary of the Company, the Chairman of the Board or any member of the Audit Committee may call meetings of the Committee. The Audit Committee shall meet regularly with each of the Company's management, its principal internal auditor and the Company's outside independent auditing firm (the "outside auditing firm") in separate executive sessions to discuss any matters that the Audit Committee or any of these named parties believe should be discussed privately. In addition, the Audit Committee or its chairperson shall meet with the independent auditors and management quarterly to review the Company's financial statements. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditing firm to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

VII.  RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the outside auditing firm. In this regard, the Audit Committee shall have the sole authority to (A) appoint and retain, (B) determine the funding for, and (C) when appropriate, terminate, the outside auditing firm, which shall report directly to the Audit Committee. The Audit Committee will be responsible for resolving any disputes between the outside auditing firm and the Company's management.

VIII. FUNDING

The Company shall provide for appropriate funding of the Audit Committee, as it may determine in its capacity as a committee of the Board, for the payment of:

      1.    Compensation to the outside auditing firm;

      2. Compensation to any advisers employed by the Audit Committee under the authority provided in this Charter; and

      3. Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

IX.   DUTIES AND RESPONSIBILITIES

To fulfill its responsibilities and duties the Audit Committee shall:

A.    Financial Reporting Processes and Documents/Reports Review

      1. Review and discuss with the outside auditing firm: (A) the scope of the audit, the results of the annual audit examination by the auditor and any accompanying management letters, (B) any audit problems or difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditing firm's activities or on access to requested information, and any significant disagreements with management and management's response to such audit problems or difficulties, and (C) any reports of the outside auditing firm with respect to interim periods.

      2. Review and discuss with management and the outside auditing firm the annual audited and quarterly unaudited financial statements of the Company, including (A) analyses of management and/or the outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (B) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," including the development, selection and reporting of accounting policies that may be regarded as critical, and (C) major issues regarding the Company's accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles and financial statement presentations.

      3. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-KSB.

      4. Periodically review and discuss the adequacy of the Company's internal controls, any significant deficiencies in internal controls (and any special audit steps adopted in light of material control deficiencies), and significant changes in such controls; and review and discuss with the principal internal auditor of the Company and such others as the Audit Committee deems appropriate, the scope and results of the internal audit program.

      5. Periodically review and discuss the adequacy and effectiveness of the Company's disclosure controls and procedures and management reports thereon.

      6. Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-KSB and 10-QSB about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

      7. Review and timely discuss with management and the outside auditors the effect of regulatory and accounting initiatives, as well as any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company.

      8. Review and discuss with the independent auditors their report regarding
(A) all critical accounting policies and practices to be used, (B) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (C) other material written communications between the outside auditing firm and Company management, including a schedule of unadjusted differences.

      9. Review with financial management and the independent accountants the Company's filings with the SEC prior to their filing or prior to the release of earnings reports. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

      10. Prepare all reports required to be included in the Company's proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

      11. Discuss and review earnings press releases, including the type and presentation of information to be included in earnings press releases, in particular the use of "pro forma" or "adjusted" non-GAAP information.

      12. Discuss and review financial information and earnings guidance provided to analysts and rating agencies.

      13. Discuss policies with respect to risk assessment and risk management.

B.    Independent Accountants

      1. Approve in advance all audit, review or attest engagements required under the securities laws to be provided by the outside auditing firm, including fees and terms.

      2 Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require preapproval by the Audit Committee (other than with respect to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). Ensure that approval of non-audit services are disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

      3. The authority to grant preapproval of audit and non-audit services may be delegated to one or more designated members of the Audit Committee who are independent directors. Any such delegation shall be presented to the full Audit Committee at its next scheduled meeting.

      4. Review, at least annually, a report by the outside auditor describing
(A) the firm's internal quality-control procedures, (B) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (C) all relationships between the independent auditor and the Company.

      5. In connection with the report review described in the previous paragraph, review and evaluate the lead partner of the outside auditing firm and present to the Board the Audit Committee's conclusions with respect to the qualifications and performance of the outside auditing firm.

      6. Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm's performance of permissible non-audit services is compatible with the auditor's independence; obtain and review the report by the outside auditing firm describing any relationships between the outside auditing firm and the Company referred to in paragraph four above or any relationships between the outside auditing firm and the Company or any other relationships that may adversely affect the independence of the auditor; discuss with the outside auditing firm any disclosed relationship or services that may impact the objectivity and independence of the auditor; present to the Board the Audit Committee's conclusions with respect to the independence of the outside auditing firm; and take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditor.

      7. Ensure rotation of the audit partners of the outside auditing firm as required by law and consider further whether, to assure continuing auditor independence, there should be a regular rotation of the outside auditing firm itself.

      8. Establish policies for the hiring of employees and former employees of the outside auditing firm.

C.    Outside Advisors

The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its duties. The Audit Committee shall have sole authority to approve related fees and retention terms.

D.    Ethical and Legal Compliance

      1. Establish, review and update periodically a code of business ethics and conduct that applies to the Company's employees and directors (the "Code of Ethics"), ensure that management has established a system to enforce the Code of Ethics, and consider and decide whether any waivers thereunder should, in accordance with applicable law and good professional ethics, be granted. The Audit Committee shall cause (i) the Code of Ethics to be publicly available and
(ii) any waivers granted to executive officers and directors of the Company thereunder to be disclosed in accordance with applicable law.

      2. Review and approve, if the duty is not delegated to a comparable body of the Board, all related party transactions in accordance with the regulations of the Exchange.

      3. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

      4. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

      5. Perform any other activities consistent with this Charter, the Company's bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

X.    REPORTS AND PERFORMANCE REVIEW

The Audit Committee shall report its actions and any recommendations to the Board after each Audit Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Audit Committee. The Audit Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

XI.   PROCEDURAL RULES

The Committee may establish its own rules for the conduct of its meetings and proceedings, subject to the provisions of Section 4.11 of the Amended and Restated Bylaws of the Company and the following requirements:

      1. Each member of the Audit Committee shall have one vote;

      2. A quorum of the Audit Committee shall consist of a majority of its members;

      3. The Audit Committee shall be authorized to take any permitted action only by the affirmative vote of a majority of the members thereof present at any meeting at which a quorum of its members is present, or by the unanimous written consent of all of the members thereof;

      4. Meetings of the Audit Committee shall be held at least annually and may be held in person or by means of conference telephone equipment; and

      5. The Audit Committee shall maintain and submit to the Board of Directors copies of the minutes of each meeting of the Audit Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Audit Committee since the preceding meeting of the Board of Directors.

XII.  LIMITATION OF AUDIT COMMITTEE'S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the outside auditor.

XIII. DISCLOSURE OF CHARTER

This Charter will be made available in accordance with applicable rules and regulations.

                                Adopted by Resolution of the Board of Directors January 12, 2005

                                      PROXY

                   Annual Meeting of Stockholders May 24, 2005


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           DYADIC INTERNATIONAL, INC.

      The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 24, 2005 and the Proxy Statement and appoints Wayne Moor and Mark A. Emalfarb, and each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of common stock of DYADIC INTERNATIONAL, INC. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2005 Annual Meeting of Stockholders of the Company to be held at The Club at Admiral's Cove located at 200 Admiral's Cove Boulevard, Jupiter, Florida 33477, on May 24, 2005 at 10:00 a.m. Eastern time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.

1. To elect two Class I directors to serve until the 2008 Annual Meeting of Stockholders of the Company or until their successors are duly elected and qualified.

                                                             WITHHOLD
                                    FOR                 AUTHORITY TO VOTE
     Richard J. Berman              |_|                        |_|

     Robert B. Shapiro              |_|                        |_|

2.    To ratify the appointment of Ernst & Young      FOR     AGAINST    ABSTAIN
      LLP as independent registered public            |_|       |_|        |_|
      accounting firm of the Company for the
      fiscal year ending December 31, 2005

3.    In accordance with the discretion of the        FOR     WITHHOLD
      proxy holders, to act upon all matters          |_|       |_|
      incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

      The Board of Directors recommends a vote FOR the directors listed above and a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED ABOVE AND FOR THE OTHER PROPOSALS.

      Please print the name(s) appearing
      on each share certificate(s) over
      which you have voting authority:
                                          --------------------------------------
                                               (Print name(s) on certificate)


      Please sign
      your name:

                  --------------------------------    --------------------------
                        Authorized Signature(s)       Date